Exhibit 10.96

[Certain confidential portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K and marked with asterisks. The omitted information (i) is not material and (ii) would likely cause us competitive harm if publicly disclosed.]

AMENDMENT NUMBER 3 TO
MASTER SERVICES AGREEMENT

    This Amendment Number 3 (“Amendment 3” or “Amendment”), dated as of August 1, 2020 (“Amendment 3 Effective Date”), by and between DXC Technology Services LLC, successor in interest to HP Enterprise Services, LLC (“Provider”) and Sabre GLBL Inc. (“Customer”) amends that certain Master Services Agreement by and between Provider and Customer, dated as of November 1, 2015 (as amended, the “Master Agreement”).

RECITALS

    WHEREAS, Customer and Provider desire to amend certain terms and conditions of the Master Agreement, as further described herein.

    NOW, THEREFORE, in consideration of the mutual covenants contained herein, and intending to be legally bound, Customer and Provider hereby agree as follows:

1.Updates to References.
a.All references in the Master Agreement to Hewlett Packard Enterprise or any of its Affiliates shall be deemed to be references to DXC Technology Services LLC and all references in the Master Agreement to “HP” shall be deemed to be references to “DXC”. Without limiting the foregoing, references in the Master Agreement to “HP Commercially Available Software” are hereby amended to read “DXC Commercially Available Software”.
b.References in the Master Agreement to “SSAE 16” are hereby amended to read “SSAE 18 (or successor standard approved by Customer)”.
c.All references in the Master Agreement to “Project Blue” are hereby removed.
2.Amendments to the Master Agreement.
a.Section 3.1 of the Master Agreement is hereby amended to read as follows:

Signature Page SABRE AND DXC CONFIDENTIAL INFORMATION
Amendment 3

“Unless earlier terminated in accordance with the provisions of this Master Agreement, this Master Agreement will commence as of the Effective Date and will remain in effect until the later of: (i) July 31, 2030; or (ii) the anniversary of the first date on which no Service Agreement is in effect between the Parties (the “Term”).”
b.Section 4.1(a) of the Master Agreement is hereby amended to read as follows:
“Starting on the Commencement Date of each Service Agreement and continuing throughout the Service Agreement Term, Provider shall provide the Services to Customer and to other members of the Customer Group designated by Customer. The Parties acknowledge and agree that there are functions, responsibilities, activities and tasks not specifically described in the Agreement that are required for the proper performance and provision of the Services and are a necessary, customary part of the Customer Group’s business or an inherent part of, or a necessary sub-part included within (i) any New Service, or (ii) with respect to the Services provided under Service Agreement No. 1, any Service as of the Amendment 3 Effective Date that is consistent with historical practices and, with respect to Services provided under any other Service Agreement, the Commencement Date of the applicable Service Agreement. Such functions, responsibilities, activities and tasks, shall be deemed to be implied and included within the scope of the Services to the same extent and in the same manner as if specifically described in the Agreement, and shall include (without limitation) all of the services, functions, processes, and responsibilities performed by Provider under Service Agreement No. 1 at any time during the twelve (12) month period prior to the Amendment 3 Effective Date unless and when (A) expressly changed in this Amendment 3 or (B) clearly no longer applicable due to the changes in the Services under the Transformation Plan or other evolution of Services hereunder.”
c.Section 5.1(a) of the Master Agreement is hereby amended to read as follows:
“Provider shall support, and provide Services to, the Customer Group locations specified in the “Service Locations” Schedule to the applicable Service Agreement. To the extent that Provider is providing on-site support Services to Customer Group at any such locations, such locations shall be identified in the “Service Locations” Schedule.”
d.Section 7.1(b) of the Master Agreement is hereby amended to read as follows:
“Without limiting Provider’s other obligations under this Section 7, Provider (i) acknowledges that the Customer Data may be subject to Privacy Laws, and (ii) will comply with all Privacy Laws applicable to the Customer Data and the Services, as more particularly set forth in the “Privacy Requirements” Exhibit. In addition, Provider shall comply with the requirements of the Data Processing Addendum entered into by the Parties as of May 17, 2018 (the “DPA”). The DPA is hereby incorporated into and made part of the Agreement. In the event of a conflict between the “Privacy Requirements” Exhibit and the DPA, the DPA shall control.”
e.Section 8.4 of the Master Agreement is hereby amended to read as follows:
“Provider will perform reviews of the competitiveness of the Services and the Charges with respect to price and technology and process best practices, and Customer may require a benchmarking assessment and related adjustment of Charges as set forth in the

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Amendment 3

“Market Currency Procedures” Exhibit. Notwithstanding anything herein or otherwise to the contrary, the Parties agree that (1) the benchmarking assessment conducted in 2020 is concluded and no further action is required by either Party in connection therewith and (2) the results of the benchmarking assessment conducted in 2020 are fully reflected in this Agreement and that neither Party will have (and each Party hereby waives) any claim or cause of action against the other resulting from such benchmarking assessment. For the avoidance of doubt, the Parties agree that no further benchmarks shall be conducted until the next date specified in the “Market Currency Procedures” Exhibit, as amended as of the Amendment 3 Effective Date.”
f.Section 17.1(a) of the Master Agreement is hereby amended to read as follows:
“All Customer Group’s Company Information (including Customer Data, records and reports related to Customer Group, the Customer Business and the Services) whether in existence at the Commencement Date of a Service Agreement or compiled thereafter in the course of performing the Services, shall be treated by Provider and Provider Agents as the exclusive property of Customer Group and the furnishing of such Customer Group’s Company Information to, or access to such items by, Provider or Provider Agents shall not grant any express or implied interest in Provider or Provider Agents relating to such Customer Group’s Company Information, and Provider’s and Provider Agents’ use of such Customer Group’s Company Information shall be limited to such use as is necessary to perform and provide the Services to Customer Group and fulfill its obligations under this Master Agreement. It is not the intent of the Parties for Provider to use or receive any benefit from Customer Data. Upon request by Customer at any time and from time to time and without regard to the default status of the Parties under the Agreement, Provider and Provider Agents shall promptly and securely deliver to Customer the Customer Group’s Company Information (including all data, records and related reports regarding Customer Group, the Customer Business and the Services) in secured electronic format and in such hard copy as exists on the date of the request by Customer. Customer shall be responsible for Provider’s actual and reasonable costs associated with the delivery of Customer Group’s Company Information where such delivery is solely for the convenience of Customer. For the avoidance of doubt, any delivery of Company Information requested by Customer (i) in connection with the expiration or termination of this Agreement, any Service Agreement or any Services as set forth in Section 18.6(d); or (ii) for diagnostic or operational purposes, shall in each case be provided at no cost or charge to Customer Group. Without in any way limiting the foregoing, the Parties agree that Provider is a “Service Provider” under the California Consumer Privacy Act, Cal. Civ. Code §§ 1798.100, et seq. and § 1798.140(v), and that nothing about the Agreement or the Services involves a “selling” or a “sale” of Customer Data under Cal. Civ. Code § 1798.140(t)(1).”
g.The second paragraph of Section 17.4 of the Master Agreement is hereby amended to read as follows:
“To the extent that Provider is deemed to be a controller or joint controller of the Customer Data pursuant to a ruling or finding of any entity with competent jurisdiction and authority to enforce the GDPR, Provider agrees to work in good faith with Customer to comply with such finding in a manner that allows Customer to have as much control over the relationship with the data subject who provided the Personally Identifiable

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Amendment 3

Information, and the means and content of communication and other aspects of interaction with data subjects and other persons who provided the Personally Identifiable Information, as legally possible. In the event that Provider receives an access request from any individual data subject, Provider shall both notify Customer and allow Customer to respond to and conduct all communications with such data subject to the maximum extent legally permitted and shall not engage in any communications with the data subject except as required to accomplish the foregoing. The Parties further agree to the provisions set forth in the “Privacy Requirements” Exhibit attached hereto and incorporated herein by reference.”
h.Section 18.5(b) of the Master Agreement is hereby amended to read as follows:
“Upon Customer’s request, Provider shall provide Termination Assistance Services in connection with migrating the applicable Service(s) to Customer Group or one or more Successor Providers commencing upon any Notice of termination or non-renewal of the Agreement or any Service Agreement, either in part with respect to the applicable Service(s) or in whole. Further, Provider shall provide the Termination Assistance Services in accordance with this Section 18.5 even in the event of Customer’s material breach, including an uncured payment default, with or without an attendant termination for cause by Provider, so long as Customer pays Provider for the Termination Assistance Services in accordance with this Section 18.5. In no event will Customer’s holding of monies in compliance with Section 8.6 of this Master Agreement be considered a failure by Customer to pay amounts due and payable hereunder.”
i.Section 18.6(b) of the Master Agreement is hereby amended to read as follows:
“As of the date of any Notice of termination or, in the case of expiration, within the 9-month period prior to expiration, Customer and its designee(s) shall be permitted but not obligated to undertake, without interference from Provider or Provider Agents (including counter offers), to solicit and/or hire any Provider Personnel that are primarily assigned to the performance of the Services (or the applicable Services being terminated if less than all of the Services are being terminated). The Provider Personnel who are primarily assigned to the performance of Services, and the timing of any such solicitation and/or hiring will be further detailed in the applicable Exit Plan (or other written agreement between the Parties) pursuant to the “Termination Assistance Services” Schedule to the applicable Service Agreement. Provider shall waive, and shall cause Provider Agents to waive, their rights, if any, under contracts with such Provider Personnel restricting the ability of such Provider Personnel to be recruited or hired by Customer or its designee(s). Provider shall provide Customer and its designee(s) with reasonable assistance in their efforts to hire such Provider Personnel and shall give Customer and its designee(s) reasonable access to such Provider Personnel for interviews, evaluations and recruitment. Each Party shall endeavor to conduct the above-described hiring activity (i) in accordance with the applicable Exit Plan (or other written agreement between the Parties) pursuant to the “Termination Assistance Services” Schedule to the applicable Service Agreement and (ii) in a manner that is not unnecessarily disruptive of the performance by Provider of its obligations hereunder. With respect to any permitted solicitation or hiring by Customer of any Provider Personnel, Provider shall notify Customer if Provider believes that it shall not be able to perform any specific Service or meet specific Service Levels without any particular Provider Personnel. Upon agreement of the Parties to the specific Service

Signature Page SABRE AND DXC CONFIDENTIAL INFORMATION
Amendment 3

performance or Service Level relief and upon hiring of such Provider Personnel by Customer or its designee(s), Customer shall relieve Provider from performing the specific Service or meeting the specified Service Levels.”
j.Section 23.6 of the Master Agreement is hereby amended to read as follows:
“The Agreement will be binding on the Parties and their respective successors and permitted assigns. Except as provided in this Section 23.6, neither Party may, or will have the power to, assign the Agreement (or any rights, benefits or obligations hereunder, including the right to receive payments hereunder) by operation of law or otherwise without the prior written consent of the other, except that Customer may assign its rights and delegate its duties and obligations under this Agreement (i) to an Affiliate or (ii) as a whole as part of the sale or transfer of all or substantially all of its assets and business, including by merger or consolidation with a Person that assumes and has the ability to perform Customer’s duties and obligations under this Agreement, without the approval of Provider. Any attempted assignment that does not comply with the terms of this Section 23.6 shall be null and void.”
k.DXC Parent Guarantee.
(i)Simultaneously with the execution and delivery of this Amendment by Provider, DXC Technology Company, a Nevada corporation that owns all of the issued and outstanding membership interests in Provider (“Provider Parent”), shall execute and deliver to Customer a Parent Company Guarantee in the form agreed by the Parties and Provider Parent.
(ii)The following is hereby added as a new Section 23.13 of the Master Agreement:
“Guarantee. Provider’s obligations under the Agreement are unconditionally guaranteed by DXC Technology Company (“Guarantor”) pursuant to a Guarantee executed and delivered by Guarantor to Customer on the Amendment 3 Effective Date.”
3.Amendments to the Exhibits to the Master Agreement. In order to reflect the amendments agreed to by the Parties, the following documents are hereby replaced in their entirety in the form attached to this Amendment 3 as the applicable Attachment number referred to in the below table for such Exhibit:

MSA Document Reference	Document Name	Amendment 3 Attachment Number
Exhibit 1	Definitions	Attachment 1
Exhibit 4	Change Control Procedures	Attachment 2
Exhibit 8	Market Currency Procedures	Attachment 3
Exhibit 11	Privacy Requirements	Attachment 4
4.Addition of New Documents. In order to reflect the amendments agreed to by the Parties, the following documents are hereby added as new documents to the Master Agreement in the form attached to this Amendment 3 as the applicable Attachment number referred to in the below table for such document:

Signature Page SABRE AND DXC CONFIDENTIAL INFORMATION
Amendment 3

MSA Document Reference	Document Name	Amendment 3 Attachment Number
Attachment B to Exhibit 11	Data Processing Addendum	Attachment 5

5.Post-Signing Undertakings.
a.The Parties agree to review the following documents after the Amendment 3 Effective Date and discuss in good faith any required changes to address descriptions of services and obligations that, pursuant to amendments and other agreed upon changes to the Master Agreement, (a) have been previously removed from scope in their entirety, (b) have been revised and so are not accurately reflected in such documents or (c) otherwise require updating (“Post-Signing Review”). As part of the Post-Signing Review, the Parties agree (i) that the process described in this Section 5 is not intended to change the substantive agreements on the scope of Services, Service Levels or Charges, or other material terms and conditions of the Master Agreement and (ii) in good faith to endeavor not to raise or open any substantive issues in the Master Agreement that would result in such a change. Notwithstanding the foregoing, the Parties agree that changes to the Service Levels contemplated by the terms of Schedule D, such as changes in the Allocation of Pool Percentage and Service Level Credit Allocation Percentage, do not constitute a substantive change to the Service Levels. In the event any substantive issues arise, the Parties agree to negotiate in good faith any applicable amendments to address such substantive issues. The Parties endeavor to complete the Post-Signing Review and the resulting amendment to the Master Agreement by October 1, 2020.

MSA Document Reference	Document Name
Exhibit 1	Definitions
Exhibit 3	Account Governance
Exhibit 4	Change Control Procedures
Exhibit 6	Dispute Resolution Procedures
Exhibit 7	Information Security Requirements
b.Following the completion of the Post-Signing Review and resulting amendment to the Master Agreement, the Parties shall work in good faith to fully amend and restate the Master Agreement to reflect the amendments in this Amendment 3 and the amendment that results from the Post-Signing Review, with a target completion date of November 1, 2020.
6.Counterparts. This Amendment may be executed in several counterparts, all of which taken together shall constitute a single agreement between the Parties.
7.Defined terms. Unless otherwise defined herein, the capitalized terms used in this Amendment shall have the same meaning assigned to such capitalized terms in the Agreement.
8.Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement (and all prior agreements, letters, proposals, discussions and other documents) regarding the matters addressed in this Amendment. Except as otherwise expressly modified herein, all other terms and conditions of the Agreement shall remain in full force and effect and are ratified and confirmed as if set forth herein verbatim.

Signature Page SABRE AND DXC CONFIDENTIAL INFORMATION
Amendment 3

IN WITNESS WHEREOF, Provider and Customer have each caused this Amendment to be executed as below:

SABRE GLBL INC.
Signature:      /s/ Doug Barnett

Name:         Doug Barnett

Title:         Executive Vice President and Chief Financial Officer

Date:         August 3, 2020

DXC TECHNOLOGY SERVICES LLC
Signature:      /s/ Mike Salvino

Name:         Mike Salvino

Title:         President and Chief Executive Officer

Date:         August 3, 2020

Signature Page SABRE AND DXC CONFIDENTIAL INFORMATION
Amendment 3

Exhibit 1

ATTACHMENT 1 TO AMENDMENT 3 TO THE MASTER AGREEMENT
EXHIBIT 1
DEFINITIONS
This is Exhibit 1, Definitions, to that certain Master Services Agreement, dated as of November 1, 2015 (as amended, the “Master Agreement”), between Sabre GLBL Inc. (“Customer”) and DXC Technology Services LLC, as successor to HP Enterprise Services, LLC (“Provider”).
The following terms used in the Agreement shall have the meanings indicated:
15.3 Notice has the meaning set forth in Section 15.3(f) of the Master Agreement.
A&T has the meaning set forth in the “Account Governance” Exhibit.
Acceptance Criteria has the meaning set forth in the “Acceptance Test Procedures” Exhibit.
Acceptance Period means the time period for acceptance testing set forth in the “Acceptance Test Procedures” Exhibit.
Accepted means, with respect to a Service or Deliverable, that such Deliverable or the result of the Service has been reviewed and tested by Customer in accordance with the procedures set forth in the “Acceptance Test Procedures” Exhibit and complies with the Acceptance Criteria.
Account Governance has the meaning set forth in the “Account Governance” Exhibit.
Acquired Business has the meaning set forth in Section 4.1(b)(i) of the Master Agreement.
Additional Tests has the meaning set forth in the “Acceptance Test Procedures” Exhibit.
Affected Material has the meaning set forth in Section 20.1(a) of the Master Agreement.
Affected Products has the meaning set forth in Section 10.2(n) of the Master Agreement.
Affiliate means, with respect to a Party, any entity at any tier that controls, is controlled by, or is under common control with, that Party. For purposes of this definition, the term “control” (including with correlative meanings, the terms “controlled by” and “under common control with”) means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by trust, management agreement, contract or otherwise.
1
Sabre – MSA Exhibit 1 (Definitions)

Aggregate Disputed Amount has the meaning set forth in Section 8.7 of the Master Agreement.
Agreement has the meaning set forth in Section 2.1(c) of the Master Agreement.
Annual Audit Plan has the meaning set forth in Section 14.2(a) of the Master Agreement.
Arbitration Rules has the meaning set forth in the “Dispute Resolution Procedures” Exhibit.
Asset Allocation Matrix has the meaning set forth in Section 15.1(a) of the Master Agreement.
Asset Changes has the meaning set forth in the “Change Control Procedures” Exhibit.
Assets means the equipment, software, goods and other assets which are owned or used by Customer or Provider, or their Affiliates, agents or subcontractors, in connection with the provision or receipt of the Services.
Assumed Agreement has the meaning set forth in the applicable “Third Party Agreements” Schedule.
Audit means collectively and individually, Customer Audits, Provider Audits, and Regulatory Audits.
Authorized Recipients means, individually and collectively: (i) any joint venture in which Customer Group has an ownership interest; (ii) Third Parties to whom Customer Group provides products, services or information, or access rights thereto, or to whom Customer Group is otherwise contractually obligated; and (iii) Third Parties from whom Customer Group receives products, services or information, or access rights thereto, or that are otherwise contractually obligated to Customer Group, to the extent access to or use of the Services is necessary for those Third Parties to provide products, services, information or access rights, or perform their obligations, to Customer Group.
Authorized Third Parties has the meaning set forth in the “Privacy Requirements” Exhibit.
Bankruptcy Code means the United States Bankruptcy Code, codified in Title 11 of the United States Code, as amended.
BCR-Ps has the meaning set forth in the “Privacy Requirements” Exhibit.
Benchmark Results has the meaning set forth in the “Market Currency Procedures” Exhibit.
Benchmarked Services has the meaning set forth in the “Market Currency Procedures” Exhibit.
Benchmarker refers to each of the persons that may participate in the Benchmarking Process as further described in the “Market Currency Procedures” Exhibit.
Benchmarking Process has the meaning set forth in the “Market Currency Procedures” Exhibit.
Best Value has the meaning set forth in the “Market Currency Procedures” Exhibit.

Sabre – MSA Exhibit 1 (Definitions)

Business Days means each Monday through Friday, other than national holidays recognized by Customer. Unless specifically identified as a Business Day, the term “day” shall mean calendar day.
CAB has the meaning set forth in the “Account Governance” Exhibit.
CDC means the Cherokee Data Center located at 7400 N. Lakewood, Tulsa, OK  74117.
Certification has the meaning set forth in Section 14.2(g) of the Master Agreement.
Change Control Procedures has the meaning set forth in Section 13.6(d) of the Master Agreement.
Change means: (1) any change to the Services, the Service Levels, or the Provider Assets used to provide the Services that, in each case, would alter the (a) functionality, Service Levels or technical environment of the Provider Assets used to provide the Services, (b) manner in which the Services are provided, (c) composition of the Services or (d) cost to Customer Group or Provider of the Services; (2) any change to the Facilities or the Security Requirements, or Customer Compliance Requirements; (3) any change that disrupts the provision of the Services; or (4) any amendment, modification, addition or deletion proposed by a Party to the Agreement.
Change of Control means the transfer of Control (as defined in the definition of Affiliate), or sale of all or substantially all of the assets (in one or more transactions), of a Party or other designated person or entity, from the person or persons that hold such Control of such Party or other designated person or entity on the Effective Date to another person or persons, but shall not include a transfer of Control, or such a sale of assets, to an Affiliate of such Party or the loss of Control by such person or persons without a resulting transfer to another person or persons (e.g., pursuant to the issuance of voting securities representing Control in a broadly-distributed public offering) or other designated person or entity.
Change Order means a document that amends the Agreement, or an individual Service Agreement and which is executed pursuant to the Change Control Procedure.
Change Proposal has the meaning set forth in the “Change Control Procedures” Exhibit.
Change Proposal Meeting has the meaning set forth in the “Change Control Procedures” Exhibit.
Charges has the meaning set forth in the “Charges” Schedule to each Service Agreement.
CIOs has the meaning set forth in the “Account Governance” Exhibit.
Claim means any civil, criminal, administrative, regulatory or investigative action or proceeding commenced or threatened by a Third Party, including Governmental Authorities and regulatory agencies, however described or denominated.
Commencement Date means the date on which Provider begins to provide Services under a Service Agreement as agreed upon by the Parties, and as set forth in the “Transition” Schedule to

Sabre – MSA Exhibit 1 (Definitions)

such Service Agreement. There may be a separate Commencement Date for a particular Service or set of Services.
Company Information means collectively the Confidential Information and Trade Secrets of a Party and a designated group including such Party, and with respect to Customer Group includes the Customer Data.
Comparable Services has the meaning set forth in the “Market Currency Procedures” Exhibit.
Comparators has the meaning set forth in the “Market Currency Procedures” Exhibit.
Completion Date has the meaning set forth in the “Market Currency Procedures” Exhibit.
Complex Dispute List has the meaning set forth in the “Dispute Resolution Procedures” Exhibit.
Confidential Information means with respect to a Party or a designated group including such Party, any and all proprietary information of the disclosing Party, of such group and of Third Parties in the possession of the disclosing Party or such group, treated as secret or confidential by the disclosing Party or such group that does not constitute a Trade Secret. For the avoidance of doubt, Confidential Information also includes: (i) information which has been disclosed to such Party or such group by a Third Party, which Party or group is obligated to treat as confidential or secret; (ii) with respect to Customer Group, the Customer Data, underlying literary material, creative elements, style guides, research material and data, specifications, technologies, systems, processes, technological developments or other proprietary materials as well as other confidential and proprietary information unrelated to the foregoing such as patents, copyrights, trademark, sales and financial data, prices and manufacturing and distribution methods, which Provider has heretofore obtained or had access to or may obtain or have access to during the Term of the Agreement, as well as any proprietary technical or business information of third parties which is made available to Provider in connection with Services hereunder; (iii) with respect to Provider, the Provider Software and with respect to Customer, Customer Owned Software and Work Product (excluding Performance Work Product); and (iv) with respect to both Parties, the financial and other terms of the Agreement and the Services.
Contract and Commercial Committee means the committee comprised of personnel of both Provider and Customer described in the “Account Governance” Exhibit.
Contract Change Control Procedures has the meaning set forth in Section 13.6(b) of the Master Agreement.
Contract Change has the meaning set forth in the “Change Control Procedures” Exhibit.
Contract Change Request has the meaning set forth in the “Change Control Procedures” Exhibit.
Correction Period has the meaning set forth in the “Acceptance Test Procedures” Exhibit.
CPO has the meaning set forth in the “Account Governance” Exhibit.

Sabre – MSA Exhibit 1 (Definitions)

Critical Transformation Activities has the meaning set forth in Section 11.2(b) of the Master Agreement.
Critical Transformation Milestones has the meaning set forth in Section 11.2(b) of the Master Agreement.
Critical Transition Activities has the meaning set forth in Section 11.1(b) of the Master Agreement.
Critical Transition Milestones has the meaning set forth in Section 11.1(b) of the Master Agreement.
CRS means a computer system as and when used to provide CRS Services.
CRS Services means the information, products, services and related functionality provided through a computer system that collects, stores, processes, displays and distributes through workstations, the Internet or interactive devices information concerning air and ground transportation, lodging and/or other travel-related products and services which enable subscribers of the services to do any of the following: (i) access, reserve or otherwise confirm the use of such information, products and services; (ii) report or receive payment for or otherwise clear transactions regarding such products and services; or (iii) issue tickets for the acquisition of such products and services; but shall not include Internal Reservation Services. “Internal Reservation Services” as used herein, means the provision of services associated with the presentation by a vendor of its own travel-related products, services or information, of its own schedules, fares, rules or information provided with respect to the seats or services or products of such vendor which it holds out as available for sale at any time and the reservation, ticketing or sale of such vendor’s own products and services through reservations facilities that are owned or leased and operated by such vendor or its affiliates and/or via such vendor’s internet site.
Currency Compliant means, as to any software, that it operates with any data denominated in the currency of any geographic location where the Services are performed by Provider or received by Customer Group in the same manner as it operates with data denominated in U.S. dollars, without any material performance or functionality degradation
Customer means Sabre GLBL Inc.
Customer Assumption Notice has the meaning set forth in Section 20.4(a) of the Master Agreement.
Customer Auditors has the meaning set forth in Section 14.1(b) of the Master Agreement.
Customer Audits has the meaning set forth in Section 14.2(b)(iv) of the Master Agreement.
Customer Business means the businesses engaged in by Customer Group.

Sabre – MSA Exhibit 1 (Definitions)

Customer Compliance Directive means instructions as to compliance with any of the Customer Compliance Requirements and changes in the Services or Provider’s policies and procedures relating to such compliance as provided to Provider.
Customer Compliance Requirements has the meaning set forth in Section 7.1(a)(ii) of the Master Agreement.
Customer Consents means all licenses, consents, permits, approvals and authorizations that are necessary to allow Provider to access and (A) use the Customer Equipment, (B) use the services provided for the benefit of Customer under Customer’s third-party services contracts or (C) use the Customer Software, all to the extent necessary for Provider to perform the Services.
Customer Data means: (i) all data and information generated, provided or submitted by, or caused to be generated, provided or submitted by, Customer Group in connection with the Services; (ii) all data and information regarding the business and customers and potential customers of Customer Group collected, received, accessed, generated or submitted by, or caused to be collected, received, accessed, generated or submitted by, Provider and/or Provider Agents; (iii) all data and information regarding Authorized Recipients (or their customers) collected, received, accessed, generated or submitted by, or caused to be collected, received, accessed, generated or submitted by, Provider and/or Provider Agents; (iv) all such data and information Processed or stored, and/or then provided to or for Customer Group, as part of the Services, including data contained in forms, reports and other similar documents provided by Provider as part of the Services; and (v) Personally Identifiable Information.
Customer Direct Damages Cap has the meaning set forth in Section 19.1(d) of the Master Agreement.
Customer Equipment means those machines, equipment, materials and other components necessary to provide the Services that are owned by Customer Group, or as to which Customer Group holds a security interest, as more particularly described on the “Asset Allocation Matrix” Schedule to each Service Agreement.
Customer Export Materials has the meaning set forth in Section 9.6(a)(ii) of the Master Agreement.
Customer Facility(ies) means, individually and collectively, the facilities owned, leased or used by Customer Group from which any Services are provided or performed, as identified in the applicable Service Agreement.
Customer Failure has the meaning set forth in Section 4.8 of the Master Agreement.
Customer Group means individually and collectively: (i) Customer and any existing and future Affiliates of Customer; and (ii) any Acquired Business or Divested Business.
Customer Indemnitees has the meaning set forth in Section 20.1 of the Master Agreement.

Sabre – MSA Exhibit 1 (Definitions)

Customer Licensed Software means Software developed by Third Parties and licensed to Customer Group and used by Provider to deliver the Services, or used by Customer Group on Provider Assets.
Customer Materials has the meaning set forth in Section 15.2(b) of the Master Agreement.
Customer Owned Software means the Software developed internally by Customer Group and used by Provider to deliver the Services, or used by Customer Group on Provider Assets.
Customer Policies has the meaning set forth in the Section 4.4 of the Master Agreement.
Customer Required Relocation has the meaning set forth in Section 5.1(i)(ii) of the Master Agreement.
Customer Software means the Customer Licensed and Customer Owned Software listed on the “Customer Software” Schedule to each Service Agreement that will be used by Provider in performing and providing Services under the Agreement.
Customer Systems means the computer hardware, software, data networks and systems used or operated by or on behalf of Customer Group for its information technology requirements, not including Provider Equipment or Provider Software.
Customer Technical Alliance Manager has the meaning set forth in Section 12.3 of the Master Agreement.
Data Protection Filings has the meaning set forth in the “Privacy Requirements” Exhibit.
Deliverable means, as further specified in a Service Agreement, results of the Services to be provided by Provider to Customer Group, including output produced in electronic or written form.
Delivery Model Issue has the meaning set forth in the “Market Currency Procedures” Exhibit.
Demand has the meaning set forth in the “Dispute Resolution Procedures” Exhibit.
Derivative Work means a derivative work as defined in Title 17 U.S.C. § 101, as amended.
Direct Damages Cap has the meaning set forth in Section 19.1(e) of the Master Agreement.
Disabling Code means code that could have the effect of disabling or otherwise shutting down one or more software programs or systems or hardware or hardware systems.
Disaster Recovery Services has the meaning set forth in the applicable Service Agreement. The Disaster Recovery Services are part of the Services.
Discretionary Customer Audits has the meaning set forth in Section 14.2(d) of the Master Agreement.

Sabre – MSA Exhibit 1 (Definitions)

Dispute means any dispute, controversy or Claim, including situations or circumstances in which the Parties are required to mutually agree on additions, deletions or changes to terms, conditions or Charges, arising out of, or relating to, the Agreement.
Dispute Period has the meaning set forth in the “Market Currency Procedures” Exhibit.
Dispute Resolution Procedures means the process for resolving Disputes set forth in Section 22.2 of the Master Agreement and the “Dispute Resolution Procedures” Exhibit.
Divested Business has the meaning set forth in Section 4.1(b)(ii) of the Master Agreement.
Divestiture Period has the meaning set forth in Section 4.1(b)(ii) of the Master Agreement.
“DPA” has the meaning set forth in Section 7.1(b) of the Master Agreement (as amended by Amendment 3).
DXC Commercially Available Software means Software proprietary to Provider (including proprietary tools) which Provider makes readily available to the public and is used to perform the Services in the substantially the same form as the Software offered to the public.
DXC Proprietary Tools means any Software development, performance testing, service monitoring and management (including service automation and monitoring and management of storage, backup and security) and asset management tools, technologies or algorithms provided by or made available by Provider and used by Provider in providing the Services which are used on behalf of Customer and other customers of Provider. Performance Work Product is excluded from the definition of DXC Proprietary Tools.
E&O Coverage has the meaning set forth in the “Insurance Requirements” Exhibit.
EEA has the meaning set forth in the “Privacy Requirements” Exhibit.
Effective Date means the date of the execution of the Master Agreement by the Parties thereto as set forth in the first paragraph of the Master Agreement.
Emergency Change has the meaning set forth in the “Change Control Procedures” Exhibit.
Equipment means machines, equipment, materials and other related components used or necessary to provide the Services, and as more particularly described in the applicable Asset Allocation Matrix.
ETO has the meaning set forth in the “Account Governance” Exhibit.
Event Management Protocol has the meaning set forth in the “Information Security Requirements” Exhibit.
Execution Date means the date of execution of a Service Agreement by the Parties as set forth on the initial page thereof.

Sabre – MSA Exhibit 1 (Definitions)

Executive Vendor Business Review Committee means the committee comprised of personnel of both Provider and Customer described in the “Account Governance” Exhibit.
Exhibit means an attachment to the Master Agreement as such attachment may be amended from time to time.
Exploit means the right to use, access, load, execute, store, transmit, display, maintain, enhance, modify, make and have made, and copy.
Extension Period has the meaning set forth in Section 3.3 of the Master Agreement.
Facility means individually or collectively, as applicable, a Customer Facility or a Provider Facility.
Facility Relocation has the meaning set forth in Section 5.1(f) of the Master Agreement.
Failure has the meaning set forth in the “Acceptance Test Procedures” Exhibit.
FCPA has the meaning set forth in Section 10.2(q) of the Master Agreement.
Federal Crime Bill means the Violent Crime Control and Law Enforcement Act of 1994, as it may be amended from time to time.
Felony has the meaning set forth in Section 13.2(d) of the Master Agreement.
Financial Audits has the meaning set forth in Section 14.1(c) of the Master Agreement.
Flawed Findings has the meaning set forth in the “Market Currency Procedures” Exhibit.
Focal Point has the meaning set forth in the “Information Security Requirements” Exhibit.
Force Majeure Event means an event(s) meeting both of the following criteria:
a.Caused by any of the following: (x) catastrophic weather conditions or other extraordinary elements of nature or acts of God; (y) acts of war, acts of terrorism, insurrection, riots, civil disorders or rebellion; or (z) quarantines or embargoes; provided, however, that the Parties expressly acknowledge and agree that Force Majeure Events do not include: (i) Provider’s inability to obtain hardware, software or services, on its own behalf or on behalf of Customer, or its inability to obtain or retain sufficient qualified personnel, except to the extent such inability to obtain hardware, software or services or retain qualified personnel results directly from the causes outlined in (x) through (z) above, or (ii) any failure to perform caused solely as a result of a Party’s lack of funds or financial ability or capacity to carry on business; and

b.The non-performing Party is without fault in causing or failing to prevent the occurrence of such event, and such occurrence could not have been circumvented

Sabre – MSA Exhibit 1 (Definitions)

by reasonable precautions and could not have been prevented or circumvented through the use of commercially reasonable alternative sources, workaround plans or other means (including, with respect to Provider, by Provider meeting its security and disaster recovery obligations described herein).

Notwithstanding the foregoing, a strike, lockout or similar labor dispute by Provider Personnel shall be deemed to be within Provider’s reasonable control and not a Force Majeure Event.

GDPR has the meaning set forth in the “Privacy Requirements” Exhibit.
Governmental Authority means any nation or government, any federal, state, province, territory, city, town, municipality, county, local or other political subdivision thereof or thereto, any quasi-Governmental Authority, and any court, tribunal, arbitral body, taxation authority, department, commission, board, bureau, agency, instrumentality thereof or thereto or otherwise which exercises executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
Grandfathered Actions has the meaning set forth in Section 15.3(j) of the Master Agreement.
“Guarantor” has the meaning set forth in Section 23.13 of the Master Agreement (as amended by Amendment 3).
“Guaranty” has the meaning set forth in Section 23.13 of the Master Agreement (as amended by Amendment 3).
HIPAA means the Administrative Simplification Provisions of the Health Insurance Portability and Accountability Act of 1996, Public Law 104-191.45, C.F.R. Part 160, 162, 164, and regulations promulgated thereunder, including the HIPAA Rules, as amended from time to time, including pursuant to the HITECH Act.
HIPAA Rules means the privacy, security and breach notification rules and regulations promulgated under HIPAA, as the same may be amended from time to time.
HITECH Act means the Health Information Technology for Economic and Clinical Health Act (Division A, Title XIII and Division B, Title IV, of the American Recovery and Reinvestment Act of 2009, Pub. L. 111-5), and the regulations promulgated in support thereof, as the same subsequently may be amended from time to time, including any interim final regulations promulgated pursuant to the HITECH Act that amend the HIPAA Rules.
Information Security Requirements has the meaning set forth in the “Information Security Requirements” Exhibit.
Initial Termination Assistance Period has the meaning set forth in Section 18.5(c) of this Master Agreement.

Sabre – MSA Exhibit 1 (Definitions)

Initial Transformation Plan has the meaning set forth in Section 11.2(a) of this Master Agreement.
Innovation Committee means the committee comprised of personnel of both Provider and Customer described in the “Account Governance” Exhibit.
Innovation Initiatives has the meaning set forth in the “Account Governance” Exhibit.
Intellectual Property Right(s) means any and all intellectual property rights existing from time to time under any Law including patent law, copyright law, semiconductor chip protection law, moral rights law, trade secret law, trademark law (together with all of the goodwill associated therewith), unfair competition law, publicity rights law, or privacy rights law, and any and all other proprietary rights, and any and all applications, renewals, extensions and restorations of any of the foregoing, now or hereafter in force and effect worldwide. For purposes of this definition, rights under patent law shall include rights under any and all United States patent applications and patents (including letters patent and inventor’s certificates) anywhere in the world, including any provisionals, substitutions, extensions, supplementary patent certificates, reissues, renewals, divisions, continuations in part (or in whole), continued prosecution applications, requests for continued examination, and other similar filings or stages thereof provided for under the laws of the United States or another country.
International Agreement has the meaning set forth in Section 2.2(a) of the Master Agreement.
JAMS has the meaning set forth in the “Dispute Resolution Procedures” Exhibit.
Joint Technical Steering Committee means the committee comprised of personnel of both Provider and Customer described in the “Account Governance” Exhibit.
Key Personnel means the Provider Client Executive and, for each Service Agreement, such other Provider personnel critical to the management of the Customer account or the provision of Services to Customer Group, as identified in the “Key Personnel” Schedule to a Service Agreement.
Law means all applicable laws (including those arising under common law), statutes, codes, rules, regulations, reporting or licensing requirements, ordinances and other pronouncement having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision, including those promulgated, interpreted or enforced by any governmental or regulatory authority, and any order of a court or governmental agency of competent jurisdiction, in effect as of the Effective Date and as they may be amended, changed or modified from time to time. For the avoidance of doubt, Laws include Privacy Laws.
List of Approved Benchmarkers has the meaning set forth in the “Market Currency Procedures” Exhibit.
Local Differences has the meaning set forth in Section 2.2(a) of the Master Agreement.

Sabre – MSA Exhibit 1 (Definitions)

Losses means all judgments, settlements, awards, damages, fines, losses, charges, liabilities, penalties, interest claims (including taxes and all related interest and penalties incurred with respect thereto), however described or denominated, and all related reasonable costs, expenses and other charges (including all reasonable attorneys’ fees and reasonable internal and external costs of investigations, litigation, hearings, proceedings, document and data productions and discovery, settlement, judgment, award, interest and penalties), however described or denominated.
Malware means computer software, code or instructions that: (a) adversely affect the operation, security, availability or integrity of a computing, telecommunications or other digital operating or processing system or environment, including other programs, data, databases, computer libraries and computer and communications equipment, by altering, destroying, disrupting or inhibiting such operation, security, availability or integrity; (b) without functional purpose, self-replicate without manual intervention; (c) purport to perform a useful function but which actually perform either a destructive, harmful or unauthorized function, or perform no useful function and utilize substantial computer, telecommunications or memory resources; or (d) without authorization collect or transmit to third parties any information or data; including such software, code or instructions commonly known as viruses, Trojans, logic bombs, worms and spyware.
Managed Agreements has the meaning set forth in the applicable Service Agreement.
Master Agreement means the Master Services Agreement by and between the Parties dated November 1, 2015, and the attached Exhibits, as amended.
Materials means, collectively, Software, literary works, other works of authorship, documented specifications, designs, network diagrams, processes, methodologies, know-how, programs, program listings, programming tools, scripts, tools, documentation, reports, drawings, databases, spreadsheets, machine-readable text and files, run books, financial models and other work product.
Milestones has the meaning set forth in the “Acceptance Test Procedures” Exhibit.
Mingo DC means the Tulsa Data Center Facility (Tulsa Computer Center and Secure Computer Center) located at [***].
Model Clauses has the meaning set forth in the “Privacy Requirements” Exhibit.
New Service means an additional function, responsibility or task other than the Services that requires resources for which there is no current Resource Unit or charging methodology (i.e., such function, responsibility or task is not included in the Charges or is not charged separately under another methodology other than as a New Service).
No Bid has the meaning set forth in Section 4.2(a) of the Master Agreement.
NOS has the meaning set forth in the “Information Security Requirements” Exhibit.

Sabre – MSA Exhibit 1 (Definitions)

Notice means a prior written notice, request, response, demand, claim, or other communication required or permitted under the Agreement and complying with Section 23.7 of the Master Agreement. Notify has the correlative meaning.
Notification Related Costs has the meaning set forth in Section 17.2(g) of the Master Agreement.
Objection Period has the meaning set forth in the “Market Currency Procedures” Exhibit.
Offshore Plan has the meaning set forth in Section 5.1(c) of the Master Agreement.
Open Source Software means software that: (a) requires a licensor to cause source code to be distributed with the software or made available to any Third Party when the software is distributed or otherwise provided in any fashion to a Third Party; (b) restricts or impairs in any way Customer Group’s ability to license the software pursuant to terms of Customer Group’s choosing; (c) impacts in any fashion or limits Customer Group’s ability to enforce its patent or other Intellectual Property Rights against any Third Party in any manner; or (d) might result in Customer Group’s rights to such software being terminated or affected in any manner if Customer Group asserts any of its Intellectual Property Rights against any Third Party in connection with such software or otherwise. Without limitation of the foregoing, Open Source Software shall include software subject to any version of the General Public License or the Lesser General Public License, or any license which has been certified as an “open source” license by the Open Source Initiative.
Operational Audits has the meaning set forth in Section 14.1(b) of the Master Agreement.
Operational Change Control Procedures has the meaning set forth in Section 13.6(a) of the Master Agreement.
Operations Service Delivery Committee means the committee comprised of personnel of both Provider and Customer described in the “Account Governance” Exhibit.
Original Agreement means that certain Amended and Restated Information Technology Services Agreement entered into by the Parties and EDS Information Services, LLC as of September 30, 2007.
P&T has the meaning set forth in the “Account Governance” Exhibit.
Panel has the meaning set forth in the “Dispute Resolution Procedures” Exhibit.
Party or Parties means Customer and Provider, as parties to the Master Agreement.
Pass Through Charges has the meaning set forth in the “Charges” Schedule to each Service Agreement.
PCI DSS means the Payment Card Industry Data Security Standard, version 3.0, as the same may be succeeded, modified or amended from time to time.

Sabre – MSA Exhibit 1 (Definitions)

PCI has the meaning set forth in the “Information Security Requirements” Exhibit.
Performance Reports has the meaning set forth in Section 4.3(d) of the Master Agreement.
Performance Work Product means any Work Product that is not a Deliverable, to the extent that it relates to the performance of IT services generally (i.e., services similar to the Services) on behalf of customers, including the Customer Group, and not specifically to performance of Services for Customer Group. For the avoidance of doubt, “Performance Work Product” (A) does not include Customer Materials or Customer Group’s Company Information, and (B) can be used by Provider to provide services to its other customers.
Permitted Auditors has the meaning set forth in Section 14.2(f) of the Master Agreement.
Permitted Client Executive Reassignment Exceptions has the meaning set forth in Section 12.2(b) of the Master Agreement.
Person means an individual, corporation, limited liability company, partnership, trust, association, joint venture, unincorporated organization or entity of any kind or nature, or a Governmental Authority.
Personally Identifiable Information shall mean all data and information relating to Customer Group’s customers (including their customers), employees or personnel provided to Provider or Provider Agents by or on behalf of Customer Group or otherwise collected or obtained by Provider or Provider Agents in connection with the Services, that consists of information or data naming or identifying a natural Person, including: (a) personally identifying information that is explicitly defined as a regulated category of data under any data privacy or data protection laws applicable to Customer Group; (b) non-public information, such as a national identification number, passport number, social security number, or driver's license number; (c) health or medical information, such as insurance information, medical prognosis, diagnosis information or genetic information; (d) financial information, such as a policy number, credit card number or bank account number; (e) contact information, such as address, email address, user account number or login or authorization credentials of any type, or passwords (whether or not associated with a particular account or means of access), and (f) sensitive personal data, such as mother's maiden name, race, religion, marital status, gender or sexuality. Without limiting the foregoing, Personally Identifiable Information includes “nonpublic personal information,” “personally identifiable information,” Protected Health Information, “cardholder data,” “sensitive authentication data,” and other variations of those terms, as defined under any applicable Law or industry standard and includes any information or persistent identifier that may be used to track, locate or identify Customer Group or any of Customer Group’s customers (including their customers), employees, representatives or agents.
Physical Security means physical security at any Facility housing systems maintained by Provider or Provider Agents in connection with the Services and in the course of physical transportation of assets used by Provider in performing the Services and physical media including Customer Group’s Company Information. Physical Security includes the specific

Sabre – MSA Exhibit 1 (Definitions)

physical security control measures required pursuant to the “Information Security Requirements” Exhibit.
Prior Agreement has the meaning set forth in Section 2.4 of the Master Agreement.
Prior Project Plans has the meaning set forth in Section 2.4 of the Master Agreement.
Privacy Laws means (i) all applicable international, federal, state, provincial and local laws, rules, regulations, directives and governmental requirements currently in effect and as they become effective relating in any way to the privacy, confidentiality or security of Personally Identifiable Information, including the California Consumer Privacy Act of 2018, Cal. Civil Code § 1798.100 et seq., (CCPA); the Canadian Personal Information Protection and Electronic Documents Act (PIPEDA); the Controlling the Assault of Non-Solicited Pornography and Marketing Act (CAN-SPAM); the FTC Disposal of Consumer Report Information and Records Rule, 16 C.F.R. § 682 (2005); the Federal “Privacy of Consumer Financial Information” Regulation (12 CFR Part 30) issued pursuant to Section 504 of the Gramm-Leach-Bliley Act of 1999 (15 U.S.C. §6801, et seq.); the General Data Protection Regulation (Regulation (EU) 2016/679) (GDPR); HIPAA and the HITECH Act, and all other similar international, federal, state, provincial, and local requirements, (ii) all applicable industry standards concerning privacy, data protection, confidentiality or information security currently in effect and as they become effective, including the Payment Card Industry Data Security Standard, and any other similar standards, and (iii) applicable provisions of all Customer Group privacy policies, statements or notices that are provided or otherwise made available to Provider. For the avoidance of doubt, Privacy Laws are applicable with respect to any receipt of, access to, storing or Processing of Personally Identifiable Information, whether intentionally or unintentionally.
Privacy Requirements has the meaning set forth in the “Privacy Requirements” Exhibit.
Procedures Manuals has the meaning set forth in Section 4.7 of the Master Agreement.
Process, or Processing means any operation or set of operations which is performed upon Customer Data, whether or not by automatic means, such as viewing, hosting, generating, accessing, printing, backing up, collection, recording, organization, storage, adaptation or alteration, retrieval, consultation, use, disclosure by transmission, dissemination or otherwise making available, alignment or combination, blocking, erasure, disposal or destruction.
Project means, unless otherwise defined in the applicable “Charges” Schedule, any discrete unit of work with a time frame, resource budget, and Deliverables that (1) is in support of, or related to, the Services and (2) is requested or approved by Customer. Projects do not include: (i) work performed by Provider to provide the Services prior to the initiation of a Project or (ii) work required by Provider to meet the Service Levels.
Project Plan means the statement of work, set of activities and timeframes needed to complete a Project.

Sabre – MSA Exhibit 1 (Definitions)

Protected Health Information shall have the meaning set forth in 45 CFR Part 160.103, as amended or modified from time to time.
Provider means DXC Technology Services LLC, as successor to HP Enterprise Services, LLC.
Provider Agent means the agents, subcontractors and representatives of Provider, at any tier, and includes Affiliates of Provider to which Provider subcontracts any of the Services under the Agreement.
Provider Audits has the meaning set forth in Section 14.1(e)(i) of the Master Agreement.
Provider Client Executive has the meaning set forth in Section 12.2(a) of the Master Agreement.
Provider Consents means all licenses, consents, permits, approvals and authorizations that are necessary to allow (A) Provider (and Customer as applicable) to use the Provider Software and any Provider Equipment, (B) Provider to (1) use any third-party services retained by Provider to provide the Services during the Term, (2) grant the licenses contemplated by Section 15 (Technology; Intellectual Property Rights) and (3) assign to Customer the Work Product as contemplated by Section 15 (Technology; Intellectual Property Rights) and (C) Customer Group to use the Provider Licensed Software after the expiration or termination of this Agreement, a Service Agreement or any Service.
Provider Direct Damages Cap has the meaning set forth in Section 19.1(b) of the Master Agreement.
Provider Equipment means all equipment owned or leased by Provider that is directly used to provide the Services.
Provider Facility(ies) means, individually and collectively, the facilities owned, leased or used by Provider or Provider Agents from which any Services are provided or performed (other than Customer Facilities).
Provider Group has the meaning set forth in Section 10.2(q) of the Master Agreement.
Provider Indemnitees has the meaning set forth in Section 20.2 of the Master Agreement.
Provider Information System means the hardware, software, data network(s) and systems provided or used (whether owned, under contract or licensed) by Provider to perform and provide the Services (including, without limitation, the Provider Equipment) that Provider uses to perform or provide the Services, not including the Customer Systems.
Provider Licensed Software means Provider Software owned by Third Parties and licensed to Provider.
Provider Materials has the meaning set forth in Section 15.3(b) of the Master Agreement.

Sabre – MSA Exhibit 1 (Definitions)

Provider Owned Software means Provider Software owned by Provider and used by Provider to deliver the Services.
Provider Personnel means the employees of Provider and Provider Agents who perform any Services under the Agreement or a Service Agreement. Provider Personnel shall include those employees of Customer Group that are offered and accept employment with Provider in connection with the execution of a Service Agreement, if applicable.
Provider Records has the meaning set forth in Section 14.1(a) of the Master Agreement.
Provider Software means the Software used by Provider or Provider Agents in providing the Services that is: (i) owned by Provider before the Effective Date or acquired by Provider after the Effective Date, (ii) developed by Provider other than pursuant to this Agreement or any other agreement with Customer; or (iii) developed by Third Parties and licensed to Provider. Provider Software includes Software licensed by Provider pursuant to Provider Third Party Agreements.
Provider Third Party Agreements has the meaning set forth on the “Third Party Agreements” Schedule.
Qualified has the meaning set forth in the “Dispute Resolution Procedures” Exhibit.
Regulatory Audits has the meaning set forth in Section 14.1(d)(i) of the Master Agreement.
Remediation Plan has the meaning set forth in Section 14.2(c) of the Master Agreement.
Renewal Proposal has the meaning set forth in the applicable Service Agreement.
Reports has the meaning set forth in Section 4.6 of the Master Agreement.
Required Consents means the Customer Consents and the Provider Consents, collectively.
Residuals has the meaning set forth in Section 16.3 of the Master Agreement.
Resource Unit has the meaning set forth in the “Charges” Schedule.
Responsibilities has the meaning set forth in Section 4.8 of the Master Agreement.
Restated Project Plans has the meaning set forth in Section 2.4 of the Master Agreement.
Reviewer has the meaning set forth in the “Market Currency Procedures” Exhibit.
Revised Change Proposal has the meaning set forth in the “Change Control Procedures” Exhibit.
RFP means a request for proposal or any other competitive solicitation of bids for the provision of services to the relevant Person.
Schedule means an attachment to a Service Agreement, as such attachment may be amended from time to time.

Sabre – MSA Exhibit 1 (Definitions)

Second Cap Damages has the meaning set forth in Section 19.1(c) of the Master Agreement.
Second Cap has the meaning set forth in Section 19.1(c) of the Master Agreement.
Security Breach means: (A) any circumstance pursuant to which applicable Law or any Customer Group privacy or security policy or statement provided to Provider requires notification of such breach to be given to affected parties or other activity in response to such circumstance; or (B) any actual, attempted, suspected, threatened, or reasonably foreseeable circumstance that compromises, or could reasonably be expected to compromise, either Physical Security or Systems Security in a fashion that either does or could reasonably be expected to permit unauthorized Processing, use, disclosure or acquisition of or access to any Customer Data, Customer Software, Work Product or any Company Information obtained, generated, developed, maintained, processed or transmitted by Provider or Provider Agents in connection with the Services.
Security Committee means the committee comprised of personnel of both Provider and Customer described in the “Account Governance” Exhibit.
Security Requirements has the meaning set forth in Section 17.2(a) of the Master Agreement.
Select Mainframe Services has the meaning set forth in the “Market Currency Procedures” Exhibit.
Service Agreement Execution Date has the meaning set forth in the applicable Service Agreement.
Service Agreement has the meaning set forth in Section 2.1(b) of the Master Agreement.
Service Agreement Term has the meaning set forth in Section 3.2 of the Master Agreement.
Service Infrastructure has the meaning set forth in the “Information Security Requirements” Exhibit.
Service Level Agreement(s) means the schedule to each Service Agreement specifying the service level methodology and the Service Levels applicable to the Services described in each such Service Agreement, remedies for Provider’s failure to comply with such Service Levels, including applicable Service Level Credits, procedures for modifying and improving Service Levels and related provisions.
Service Level Credits has the meaning set forth in the “Service Level Agreement” Schedule to each Service Agreement.
Service Level Termination Event has the meaning set forth in the “Service Level Agreement” Schedule to each Service Agreement.
Service Levels has the meaning set forth in the “Service Level Agreement” Schedule to each Service Agreement. Each “Service Level Agreement” Schedule shall be promptly updated and

Sabre – MSA Exhibit 1 (Definitions)

modified from time to time by the Parties to reflect changes to the Service Levels related to the associated Service Agreement.
Service Location means the locations of Customer Group to which Provider provides the Services, as may be amended by Customer from time to time during the Service Agreement Term.
Service Relocation has the meaning set forth in Section 5.1(g) of the Master Agreement.
Service Request or service request (lowercase) means requests for Services submitted in writing by Customer to Provider.
Service Tower has the meaning set forth in the applicable Service Agreement.
Services means the ongoing administration, management, operation, support, provision and performance of services as those services are described and defined in the Agreement, including each Service Agreement and the Schedules thereto and as those services may evolve and be supplemented and enhanced during the Term in accordance with the Agreement.
Shared Systems has the meaning set forth in the “Technology Governance” Schedule.
Software or software means any computer programming code consisting of instructions or statements in a form readable by individuals (source code) or machines (object code), and related documentation and supporting materials therefore, in any form or medium, including electronic media.
SOX Compliance Period means during the Term and continuing thereafter until the later of the (i) completion of the audit of Customer’s financial statements; and (ii) completion and filing with the SEC of Customer’s annual report on a Form 10-K (or any successor form), for the members of Customer Group required to file such Form, in each case for the fiscal year during which this Agreement expires or terminates.
SOX means the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder, including Section 404 of SOX and the rules and regulations promulgated thereunder.
Specified Customer Group Competitor means [***], or any corporate successor or combination of any the foregoing, as such list is updated by Customer from time to time.
Specified Provider Competitor means as of the Effective Date, the following entities: [***] and their respective affiliates, or any corporate successor or combination of any of the foregoing.  Provider may propose additions to the list of Specified Provider Competitors during the Term, subject to Customer’s approval, which shall not be unreasonably withheld.
Stranded Asset Amount has the meaning set forth in the “Market Currency Procedures” Exhibit.

Sabre – MSA Exhibit 1 (Definitions)

Successor Provider means an entity that provides services to Customer Group similar to the Services following the termination or expiration of the Agreement, a Service Agreement, or any Service for any reason, however described (including as described in Section 13.1(a) or Section 18 of this Master Agreement).
Super Critical Service Level has the meaning set forth in the “Service Level Agreement” Schedule to each Service Agreement.
Super Credits has the meaning set forth in the “Service Level Agreement” Schedule to each Service Agreement.
SVP has the meaning set forth in the “Account Governance” Exhibit.
Systems Security means security control measures of computer, electronic or telecommunications systems of any variety (including data bases, hardware, software, storage, switching and interconnection devices and mechanisms), and networks of which such systems are a part or communicate with, used directly or indirectly by Provider or Provider Agents in connection with the Services. Systems Security includes the specific systems security control measures required pursuant to the “Information Security Requirements” Exhibit.
Tax or Taxes means foreign, federal, state and local sales, use, gross receipts, excise, telecommunications, value added, goods and services, provincial sales, other similar types of transfer taxes, duties, fees or charges (including any related penalties, additions to tax, and interest), however designated or imposed, which are in the nature of a transaction tax, duty, fee or charge, but not including any taxes, duties, fees or charges imposed on or measured by net or gross income (other than any such taxes which are in the nature of transaction taxes of the type listed above), capital stock or net worth or in the nature of an income, capital, franchise, or net worth tax. “Taxes” specifically excludes Withholding Taxes.
Term has the meaning set forth in Section 3.1 of the Master Agreement, and includes any Termination Assistance Period.
Termination Assistance Period Extension has the meaning set forth in Section 18.5(c) of this Master Agreement.
Termination Assistance Period has the meaning set forth in Section 18.5(c) of this Master Agreement.
Termination Assistance Services means the functions, responsibilities, activities, tasks and projects Provider is requested by Customer to perform in anticipation of and in connection with the termination or expiration of the Agreement, a Service Agreement, or any Service for any reason, however described (including as described in Section 13.1(a) or Section 18 of this Master Agreement), in order to achieve an orderly transfer without interruption of Services from Provider to Customer or to Customer’s designee in accordance with Section 18.5 of the Master Agreement and the “Termination Assistance Services” Schedule to each Service Agreement. The Termination Assistance Services constitute Services.

Sabre – MSA Exhibit 1 (Definitions)

Third Party Agreements means those agreements for which Provider has undertaken financial, management, operational, use, access or administrative responsibility or benefit in connection with the provision of the Services, and pursuant to which Customer Group has contracted with a Third Party Provider to obtain any Third Party products, software or services that will be used, accessed or managed in connection with the Services. Third Party Agreements are listed on the “Third Party Agreements” Schedule to each Service Agreement for such Service Agreement, which schedule shall be promptly updated and modified from time to time by the Parties to reflect the then-current Third Party Agreements.
Third Party means a business or entity other than Customer Group or the Provider or its Affiliates.
Third Party Provider means a business or entity other than Customer Group or Provider or its Affiliates that provides products, software or services under a Third Party Agreement.
Third Party Software means Software licensed from or provided by a Third Party.
Tower Service Delivery Committee for each Service Tower means the committee comprised of personnel of both Provider and Customer described in the “Account Governance” Exhibit.
Trade Secrets means with respect to a Party or designated group including such Party, information related to the services and business of the disclosing Party, of such group or of a Third Party which: (a) derives economic value, actual or potential, from not being generally known to or readily ascertainable by other persons who can obtain economic value from its disclosure or use; and (b) is the subject of efforts by the disclosing Party or such group that are reasonable under the circumstances to maintain its secrecy, including: (i) marking any information clearly and conspicuously with a legend identifying its confidential or proprietary nature; (ii) identifying any oral presentation or communication as confidential immediately before, during or after such oral presentation or communication; or (iii) otherwise, treating such information as confidential or secret. Assuming the criteria in Sections (a) and (b) above are met, Trade Secrets include, but are not limited to, technical and nontechnical data, formulas, patterns, compilations, computer programs and software, devices, drawings, processes, methods, techniques, designs, programs, financial plans, product plans, and lists of actual or potential customers and suppliers.
Transformation means the implementation of changes in the manner in which Services are performed or delivered, as described in the “Transformation” Schedule and applicable Transformation Plans.
Transformation Plan means the Initial Transformation Plan, together with any subsequent detailed plans prepared pursuant to the “Transformation” Schedule.
Transformation Services means the tasks described in the “Transformation” Schedule.
Transition and Transformation Committee means the committee comprised of personnel of both Provider and Customer described in the “Account Governance” Exhibit.

Sabre – MSA Exhibit 1 (Definitions)

Transition means the transition or implementation of resources and operational responsibilities for performance of the Services to Provider.
Transition Plan has the meaning set forth in Section 11.1(a) of the Master Agreement.
Transition Services means the tasks described in the “Transition” Schedule.
Tulsa Data Centers means the CDC and the Mingo DC.
Vendor Service Steering Committee means the committee comprised of personnel of both Provider and Customer described in the “Account Governance” Exhibit.
Warranty Period has the meaning set forth in Section 10.2(u) of the Master Agreement.
Winddown Expense means the amount, if any, that constitutes the following (in each case, except to the extent limited by, or further specified in, the “Charges” Schedule to each Service Agreement), to the extent actually incurred by Provider as a result of the relevant termination: [***].
Withholding Taxes means foreign, federal, and state and local taxes, fees, or charges which are imposed on or by reference to gross or net income or gross or net receipts and are required under applicable law to be withheld by the Customer from payments made to Provider under this Agreement (including any related penalties and interest thereon).
Work Order means a document that sets forth the terms and conditions of a Project in accordance with the applicable “Charges” Schedule.
Work Product means all results of the Services created or developed by Provider, by itself or jointly with Customer Group or others (including the Deliverables and Performance Work Product). For the avoidance of doubt, “Work Product” does not include any changes, improvements, additions or upgrades made by Provider to any element of Provider Information Systems used internally by Provider to provide the Services (so long as such changes, improvements, additions or upgrades do not contain any Customer Materials or Customer Group’s Company Information).

Sabre – MSA Exhibit 1 (Definitions)

Exhibit 4

ATTACHMENT 2 TO AMENDMENT 3 TO THE MASTER AGREEMENT

Exhibit 4

Change Control Procedures

This is Exhibit 4, Change Control Procedures, to that certain Master Services Agreement, dated as of November 1, 2015 (as amended, the “Master Agreement”), between Sabre GLBL Inc. (“Customer”) and DXC Technology Services LLC, as successor to HP Enterprise Services, LLC (“Provider”).
1.INTRODUCTION

In accordance with Section 13.6 of the Master Agreement, the following sets forth the Contract Change Control Procedures and Operational Change Control Procedures.
2.DEFINITIONS

Capitalized terms used in this Exhibit but not defined herein shall have the meaning ascribed to such terms in the Master Agreement and its Exhibits, including the “Definitions” Exhibit to the Master Agreement. Unless otherwise specified, references to “Section” refer to the applicable Section of this Exhibit.

As set forth in Section 2.3 of the Master Agreement, in the event of a conflict between the terms of this Exhibit and the terms of the Master Agreement, the terms of the Master Agreement shall prevail over the terms of this Exhibit.
3.CONTRACT CHANGE CONTROL PROCEDURES
3.1Contract Change
(i)Either Party may request a Change to the Agreement or any Service Agreement (“Contract Change”) by providing the other Party with written Notice of such request (a “Contract Change Request”) describing the proposed Contract Change. In addition to the requirements of Section 23.7 of the Master Agreement, a copy of any such Notice shall also be provided to the Customer Technical Alliance Manager and the Provider Client Executive. Provider will track the status of each Contract Change Request in the manner described in the Procedures Manual.
(ii)The Customer Technical Alliance Manager and Provider Client Executive, or their respective designated representatives, will be responsible for reviewing and considering any Contract Change Request.

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(iii)Regardless of which Party has proposed the Contract Change, Provider will prepare, at its expense, and submit to Customer as soon as practicable, but in any event within ten (10) Business Days after receipt of the Contract Change Request, unless the Parties mutually agree that more time is reasonably required to complete the requirements for the Contract Change, Provider’s analysis (the “Change Proposal”) of the impact, if any, of the proposed Contract Change on the following elements:
(1)the scope of Services and the Parties’ respective Responsibilities;
(2)Charges;
(3)Service Levels;
(4)technology refresh requirements and obligations;
(5)delivery dates;
(6)evaluation testing and Acceptance Criteria;
(7)DR/BC Plan;
(8)Third Party Agreements;
(9)Account Governance;
(10)regulatory requirements;
(11)Security Requirements;
(12)the policies and procedures as set forth in the Procedures Manual;
(13)any impacts on other interfaces, other systems and services;
(14)the Exit Plan; and
(15)any other matter reasonably requested by Customer at the time of preparation of the Change Proposal or reasonably considered by either Party to be relevant or impacted by implementation of the proposed Contract Change.
If the Change Proposal submitted by Provider does not include an impact analysis for any of the foregoing elements, Customer may assume in its evaluation of the Change Proposal that the proposed Contract Change has no impact on such element. Provider will resubmit the updated Change Proposal to address the impact to an element not included in Provider’s initial Change Proposal (“Revised Change Proposal”) and
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Customer will review such Revised Change Proposal within a reasonable time if (i) any of Customer’s members on the Contract and Commercial Committee becomes aware of an impact to an element not addressed in the initial Change Proposal and notifies Provider of such impact in accordance with the procedures set out in Exhibit 3 (Account Governance) or (ii) Provider discovers an impact to an element not addressed in the initial Change Proposal and notifies Customer of such impact in accordance with the procedures set out in this Exhibit.
(iv)Once submitted by Provider, Customer will review the Change Proposal. Within 30 days after receipt of the Change Proposal, unless the Parties mutually agree that more time is reasonably required to review the Change Proposal, Customer will either:
(1)approve the Change Proposal;
(2)reject the Change Proposal;
(3)request further analysis of, or information regarding, the Change Proposal; or
(4)request a meeting between the Parties to discuss the Change Proposal further (a “Change Proposal Meeting”).
(v)In the event Customer requests a Change Proposal Meeting, the Parties will use reasonable efforts to agree at such meeting to either:
(1)approve the Change Proposal;
(2)gather further information regarding the Change Proposal;
(3)modify the Change Proposal as necessary and approve such Change Proposal, as modified; or
(4)reject the Change Proposal.
(vi)In the event that the Party initiating a Contract Change Request believes that the requested Change is required or necessary, the requesting Party shall inform the other Party in writing of the reasons why the Change is required and the impact if the Change is not implemented. In the event that the other Party does not agree to implement the Change, the requesting Party may consider the other Party’s failure to agree to implement the Change as a Dispute, and the requesting Party may escalate such Dispute for resolution in accordance with the Master Agreement with the intention of reaching a mutually agreeable resolution according to the Dispute Resolution Procedures.
(vii)The Parties will continue to follow the process detailed above until a final resolution regarding the proposed Contract Change is reached. The Parties will act in good faith at all times during such process.
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3.2Variations to the Contract Change Control Procedures
The Parties may, by written agreement, waive or amend any part of the Contract Change Control Procedures with respect to any particular Contract Change Request. Variations may include, but are not limited to, shortening and lengthening the required timeframes or otherwise simplifying the process set forth in this Exhibit 4.
3.3Effectiveness of a Change

No discussions or interchanges between the Parties with respect to a proposed Contract Change will obligate either Party to approve any Contract Change or will constitute an amendment of the Agreement or any Service Agreement, or a waiver by either Party of any rights thereunder, unless and until reflected in a written amendment signed by the authorized representatives of Customer and Provider. Upon the signature of a Change Proposal by both Parties, the agreed upon Contract Change(s) will constitute an amendment to the Agreement or the affected Service Agreement, as applicable.

3.4Contract Change Reporting Requirements
i.Provider will provide Customer with monthly reports specifying the status of all Contract Change Requests.
ii.Within five (5) Business Days after receipt of a written request from Customer, Provider will give Customer a reasonably detailed report of the status of any pending Contract Change Requests and Change Proposals.
4.0OPERATIONAL CHANGE CONTROL PROCEDURES

4.1Documentation
The Operational Change Control Procedures will be documented in the applicable Procedures Manual.
4.2Purpose and Objectives
The purpose and objectives of the Operational Change Control Procedures are (i) to prioritize all requests for operational Changes, (ii) to minimize the risk of operational Changes by identifying, documenting, quantifying, controlling, managing and communicating operational Change requests, their disposition and, as applicable, implementation and (iii) to allow Provider to manage operational Changes as required by Customer. The operational Changes to which the Operational Change Control Procedures will apply shall be more fully defined in the applicable Procedures Manual.
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4.3Asset Changes

i.The procedures that shall govern the process by which a Party may propose or request material changes to the Assets used in connection with the Services (“Asset Change(s)”) are subject to the following requirements:
1.Provider has the right to replace, substitute or otherwise change Provider Assets without Customer approval, so long as such change does not constitute an Asset Change. Provider may also make Asset Changes that do not alter the functionality of the systems used to provide the Services, increase the costs to Customer related to the Services or degrade the performance of the Services without Customer’s approval. In all such cases, the Parties will mutually agree on a test plan prior to implementation, and the implementation of the of the changes will be managed in accordance with the Operational Change Control Procedures to avoid negatively impacting the Services. For any other Asset Change (i.e. one that does not meet the criteria above), Provider will submit a Change Proposal prior to the Asset Change. Such Change Proposal will meet the requirements of this Exhibit 4, and the implementation of any such Asset Change will also be managed in accordance with the Operational Change Control Procedures. Provider may make temporary Asset Changes at any time and without Customer approval to the extent such Asset Changes are necessary (x) to maintain the continuity of the Services, or (y) to correct an event or occurrence that would substantially prevent, hinder or delay the operation of Customer’s critical business functions. Provider shall promptly notify Customer of all such temporary changes, and shall as soon thereafter as reasonably practicable return the affected systems to their normal state or implement a permanent Asset Change in accordance with this Section 4.3.
2.Prior to using any Provider Equipment or Provider Software to provide the Services affected by the Asset Change, Provider shall utilize customary testing efforts to verify that the item has been properly installed, is operating substantially in conformance to its specifications, and is performing its intended functions in a reliable manner and providing adequate performance consistent with the performance standards applicable immediately prior to the Asset Change.
3.Provider shall follow a formalized methodology in migrating programs from development and testing environments into production environments.

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4.4Emergency Changes

Notwithstanding the Change consideration and implementation process outlined in this Exhibit 4, if a Change is required to resolve a Priority 1 Incident (“Emergency Change”), Provider shall immediately begin implementing the Emergency Change upon request by Customer. Provider shall also prepare and deliver to Customer a Change Proposal related to the Emergency Change on an expedited basis and the Parties shall work together in good faith to determine the impact on the Agreement (including without limitation, any impact on the Charges) as a result of implementing the Emergency Change. If the Parties are unable to agree on the impact on the Agreement within thirty (30) days after Customer has received the Change Proposal related to the Emergency Change from Provider, either Party may consider such failure to agree to be a Dispute, and may escalate such Dispute for resolution in accordance with the Master Agreement with the intention of reaching a mutually agreeable resolution according to the Dispute Resolution Procedures.

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Exhibit 8

ATTACHMENT 3 TO AMENDMENT 3 TO THE MASTER AGREEMENT

Exhibit 8

Market Currency Procedures
This is Exhibit 8, Market Currency Procedures, to that certain Master Services Agreement, dated as of November 1, 2015 (as amended, the “Master Agreement”), between Sabre GLBL Inc. (“Customer”) and DXC Technology Services LLC, as successor to HP Enterprise Services, LLC (“Provider”).
1.INTRODUCTION
In accordance with Section 8.4 of the Master Agreement, this Exhibit sets forth the procedures for a review and benchmark assessment of the competitiveness of the Charges for the applicable Services as compared with other services being offered in the marketplace that are of a similar scope, service levels, volume and complexity to the applicable Services (“Comparable Services”), and for related adjustments of Charges (the “Benchmarking Process”).

2.Definitions
(a)Capitalized terms used herein will have the meanings set forth in the “Definitions” Exhibit to the Master Agreement unless otherwise defined herein. Unless otherwise specified, references to “Section” refer to the applicable Section of this Exhibit.
(b)As used herein, “Best Value” means that the Charges for any Services, will be equal to or less than [***].
(c)“Select Mainframe Services” means the Services described in Attachment B-2 of Schedule B to Service Agreement No. 1.

(d)[***].

3.Benchmarking Process and Procedures.
3.1Initiating Benchmarking.
(a.)The Benchmarking Process may be initiated by Customer once during the Term and at any time after [***] by giving at least 90 days’ prior Notice to Provider.

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(b.)Customer shall select the Benchmarker from the List of Approved Benchmarkers set forth below, or at Customer’s election, another Benchmarker shall be selected in accordance with the following process. [***]. The Parties agree that the Benchmarker will not be compensated on a contingency fee basis.
(c.)This Section 3 describes the independent process used to validate that the applicable Services meet the Best Value requirements. Customer may, at its option, elect to benchmark any combination of any of the following: [***].The Benchmarking Process shall be conducted collaboratively with the Parties being fully and equally involved throughout.
(d.)The “List of Approved Benchmarkers” is:
[***]

3.2Benchmarking Process Methodology.
Customer, Provider and the Benchmarker shall conduct the Benchmarking Process according to the following methodology or other methodology proposed by the Benchmarker and agreed to by Customer and Provider:
(a)The Benchmarker shall select a representative sampling of other top tier outsourcing providers providing Comparable Services to organizations similar to Customer (“Comparators”). There shall be at least [***] Comparators, or such lesser number if the Comparator information available to the Benchmarker is comprised of a lesser number of Comparators [***]. In the event that the Parties and the Benchmarker cannot agree upon the Comparators, then the Benchmarker shall select the Comparators. The Benchmarker shall make adjustments to the Comparators as necessary to permit a normalized comparison, taking into account factors such as, but not limited to: [***]. The Benchmarker shall perform a price-based benchmark, comparing the total charges, in aggregate (as normalized pursuant to this Section 3), for the Services that are the subject of the benchmark (the “Benchmarked Services”), against the total charges applicable to similar services with respect to the selected Comparators; [***].
(b)For each Comparator used to calculate a normalized analysis of the Comparators’ charges as compared to the Charges for the Benchmarked Services (the “Benchmark Results”), the Benchmarker shall disclose to Customer and Provider the demographic data (e.g., the total number of resource units and/or other basis on which charges are based, a general description of the service levels and service environment and other similar data) reasonably required for the Parties to understand the basis upon which the Benchmarker determined that the Comparators chosen by the Benchmarker comply with the requirements set forth above. Due to the confidential nature of Comparator data and nondisclosure agreements to which such data may be subject, the Benchmarker shall not be required to disclose the name of the Comparators, or other potentially identifying information that the Benchmarker believes may compromise the confidentiality of the data.

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(c)The data used by the Benchmarker in the Benchmarking Process will be reasonably current, i.e., based on Services provided for Customer and services provided for the Comparators no more than 12 months prior to the start of the Benchmarking Process.
(d)The Benchmarker shall compare each Comparator’s contracted charges with Provider’s Charges for the Benchmarked Services.
(e)The Benchmarker shall use normalization techniques that the Benchmarker deems appropriate to use to generate the Benchmark Results. The Benchmarker shall fully explain its normalization techniques to Provider and Customer. [***].
(f)Customer and Provider agree (i) that the Benchmarker will conduct the Benchmarking Process in accordance with the Benchmarker’s own policies, methodologies, and practices, and the requirements of this Section 3, and (ii) to consult with the other Party regularly and cooperate reasonably with the Benchmarker in the Benchmarking Process activities. The Benchmarker will provide documentation to the Parties regarding its methodology, as well as explaining its normalization process, including pre- and post-normalization data for each Comparator, and shall provide such additional data, analysis and findings, including any supporting documentation, for the Benchmarker’s services to Provider and Customer as appropriate throughout the Benchmarking Process.
(g)Immediately after the Benchmarker’s release of its preliminary Benchmark Results (as set forth in subsection (i) below), Customer and Provider shall immediately disclose price information under the relevant Service Agreement(s) to the Benchmarker (and if necessary to the Reviewer), subject to execution of an appropriate confidentiality agreement in accordance with Article 16 (Confidentiality and Data) of the Master Agreement. Provider shall not be obligated to disclose to the Benchmarker (or Reviewer, if applicable) data with respect to its costs or any other customers of Provider.
(h)All information provided to and obtained from the Benchmarker shall be simultaneously provided to both Provider and Customer unless otherwise agreed by the Parties. Such information shall be deemed to be confidential information of the providing Party (or, if such information originated with the Benchmarker and is not the Company Information of either Party, of both Parties) under the Master Agreement and shall be subject to the confidentiality agreement executed with the Benchmarker and shall not be used for any other purpose. The Benchmarker (and any Reviewer) shall contract to keep all information associated with the Charges and terms of the Master Agreement and Service Agreements confidential and secure and to use it for no other purposes, including the purpose of adding to any of its databases, except with the express written permission of both Parties.
(i)The Benchmarker shall prepare and concurrently submit to the Parties preliminary Benchmark Results. The Parties shall have ten Business Days to review and submit questions and comments to the Benchmarker. If there are issues raised regarding the preliminary Benchmark Results, either Party may request a joint session with the Benchmarker. If such request is made, the Benchmarker shall review the issues raised and any other materials submitted by either Party, and shall thereafter, as promptly and practicable, submit final

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Benchmark Results (including a comparison of the relevant Charges to the relevant Best Value standard(s)) to both Parties, including any revisions to the preliminary Benchmark Results (the date such final Benchmark Results are submitted is referred to herein as the “Completion Date”). [***].
(j)The Benchmarker shall prepare the complete and final Benchmark Results promptly, but no later than 90 days after the commencement of the Benchmarking Process by the Benchmarker. If the Benchmarker is for any reason unable to complete the Benchmarking Process within the time period set forth in this Section 3, the Parties will reasonably extend such period to allow the Benchmarker to complete the Benchmarking Process.
3.3[***]
3.4[***]
3.5Access and Confidentiality.
Any Benchmarker and any Reviewer engaged as part of a Benchmarking Process shall agree in writing to be bound by the applicable confidentiality and security provisions specified in the Master Agreement. Each Party shall cooperate fully with the Benchmarker and shall provide reasonable access to the Benchmarker during such effort to permit Benchmarker to perform the Benchmarking.
3.6Cooperation and Assistance.
Each Party will provide, and ensure that its subcontractors (excluding in the case of Customer, Provider and Provider Agents) provide, all necessary cooperation, information, documents and assistance reasonably required to perform the Benchmarking.
3.7[***]

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Exhibit 11

ATTACHMENT 4 TO AMENDMENT 3 TO THE MASTER AGREEMENT
EXHIBIT 11
Privacy requirements

This is Exhibit 11, Privacy REQUIREMENTS, to that certain Master Services Agreement, dated as of November 1, 2015 (as amended, the “Master Agreement”), between Sabre GLBL Inc. (“Customer”) and DXC Technology Services LLC, as successor to HP Enterprise Services, LLC (“Provider”).
A.INTRODUCTION

This Exhibit sets forth the respective data management and data privacy responsibilities of Customer and Provider under the Master Agreement (“Privacy Requirements”), which are in addition to any specific Services described in any applicable Service Agreement(s). The Privacy Requirements are deemed to be an inherent part of the Services.
Attachment A of this Exhibit sets forth certain matters with respect to the Model Clauses executed by the Parties (and/or their Affiliates).
B.DEFINITIONS

Capitalized terms used in this Exhibit shall have the meaning set forth below or, if not set forth below, the meaning ascribed to them in Master Agreement and its Exhibits, including the “Definitions” Exhibit to the Master Agreement. Unless otherwise specified, references to “Section” refer to the applicable Section of this Exhibit
As set forth in Section 2.3 of the Master Agreement, in the event of a conflict between the terms of this Exhibit and the terms of the Master Agreement, the terms of the Master Agreement shall prevail over the terms of this Exhibit.

“Authorized Third Parties” has the meaning set forth in Section 2.0.a.2 below.
“Certification” has the meaning set forth in Section 2.0.b.1 below.
“Data Protection Filings” has the meaning set forth in Section 1.0.a below.
“EEA” means the European Economic Area.
“GDPR” means the General Data Protection Regulation (Regulation (EU) 2016/679), as amended.
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“Model Clauses” means any EU standard contractual clauses permitting the transfer of personal data to processors outside the European Economic Area, that are promulgated in accordance with the GDPR (or its successor), as may be amended from time-to-time.

C.PRIVACY REQUIREMENTS
1.0Data Management
a.Obligations with Respect to Privacy Laws.
Provider and Customer are each responsible for complying with their respective obligations with respect to Personally Identifiable Information under applicable Privacy Laws. Provider shall comply with its obligations as Customer’s service provider and as a data processor or subprocessor, as applicable, of any such Personally Identifiable Information under applicable Privacy Laws. Without in any way limiting the foregoing, the Parties agree that Provider is a “Service Provider” under the California Consumer Privacy Act, Cal. Civ. Code §§ 1798.100, et seq. and § 1798.140(v). Customer shall comply with its obligations as a data controller or data processor, as applicable, of any such Personally Identifiable Information under applicable Privacy Laws. For the avoidance of doubt, as between Customer and Provider, Customer shall be and remain the controller of the Personally Identifiable Information for purposes of the Privacy Laws, with rights to determine the purposes for which the Personally Identifiable Information is accessed, stored and Processed. It is not the intent of the Parties for Provider to use or receive any benefit from the Personally Identifiable Information. The Parties agree that nothing about the Agreement or the Services involves a “selling” or a “sale” of Personally Identifiable Information under Cal. Civ. Code § 1798.140(t)(1).
From time-to-time during the Term, Customer may request Provider, and Provider agrees to assist and cooperate fully (at Customer’s expense), to: (i) execute additional documentation to permit the transfer and Processing of Personally Identifiable Information outside of a jurisdiction, including Model Clauses or documentation related to maintaining any safe harbors or exemptions to Privacy Laws as such relate to the Services; (ii) assist the Customer Group in fulfilling registration requirements under Privacy Laws, including without limitation, providing requested information and registering with data protection authorities as requested by Customer in order to permit Customer and Provider to achieve the purposes of the Master Agreement; or (iii) assist the Customer Group with responding to any data protection authority, Governmental Authority, or other Third Party requests to the extent necessary to comply with Privacy Laws (collectively, “Data Protection Filings”). Provider shall work with
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Customer to execute Data Protection Filings designated by Customer within timeframes reasonably required to meet deadlines imposed by the data protection authority, Governmental Authority, or other Third Party. Further, Provider will cooperate in good faith with any request by Customer to respond to a Data Protection Filing request, and upon receipt of such a request, will: (a) respond in a complete and accurate manner, and (b) work with Customer to provide the response to Customer in writing within timeframes reasonably required to meet deadlines imposed by the data protection authority, Governmental Authority, or other Third Party. Provider acknowledges and agrees that each copy of the Data Protection Filings executed pursuant to this Exhibit shall constitute Company Information of Customer.
b.Information Requests.
i.If the Customer Group is required to provide information regarding Personally Identifiable Information, Provider will respond promptly to Customer’s inquiries concerning such Personally Identifiable Information and will reasonably cooperate with the Customer Group in providing such information. If Provider receives a direct request for Personally Identifiable Information, Provider shall promptly direct the request to Customer.
ii.Upon Provider’s or Customer’s reasonable written request, Customer or Provider will provide the other with such information that it has regarding Personally Identifiable Information and its Processing that is necessary to enable the requester to comply with its obligations under this Section.
iii.Provider consents to Customer Group providing information relating to Provider’s obligations under this Exhibit to Customer Group’s customers and potential customers, and agrees to cooperate and provide reasonable assistance to Customer Group in responding to requests from its customers and potential customers relating to this Exhibit. Such customers and potential customers shall be required to maintain the confidentiality of this information consistent with Customer’s confidentiality obligations under the Master Agreement.
iv.Upon Customer’s request, Provider shall promptly delete a particular individual’s Personally Identifiable Information from Provider’s records except where unable to do so as set forth in the following sentence. In the event Provider is unable to delete (or is exempt from deleting) the Personally Identifiable Information for reasons permitted under the CCPA, Provider shall (A) promptly inform Customer of the reason(s) for its refusal of the deletion
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request, (B) ensure the privacy, confidentiality and security of such Personally Identifiable Information, and (C) delete the Personally Identifiable Information promptly after the reason(s) for Provider’s refusal has expired.

2.0[***]

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Attachments

Attachment A: Privacy Requirements Model Clauses
Attachment B: Data Processing Addendum
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